Exhibit 4.3












                                 TBC CORPORATION
                                 ---------------

                             2000 STOCK OPTION PLAN
                             ----------------------


























--------------------------

Effective April 26, 2000

                                Table of Contents
                                -----------------

                                                                           Page
                                                                           ----

Section 1.  Purpose...........................................................1

Section 2.  Definitions.......................................................1

Section 3.  Shares Subject to the Plan........................................2

Section 4.  Administration....................................................3

Section 5.  Eligibility.......................................................4

Section 6.  Terms and Conditions of Options...................................4

Section 7.  Certain Events Impacting Outstanding Options......................7

Section 8.  Non-Assignability.................................................7

Section 9.  Change of Control.................................................8

Section 10.  Taxes............................................................8

Section 11.  Compliance with Laws and Exchange Requirements...................9

Section 12.  Amendment and Termination of Plan................................9

Section 13.  Notices..........................................................9

Section 14.  Benefits of Plan................................................10

Section 15.  Stockholder Approval and Term of Plan...........................10

                                 TBC CORPORATION
                                 ---------------

                             2000 STOCK OPTION PLAN
                             ----------------------

Section 1.  Purpose.
----------  --------

         The purposes of this 2000 Stock Option Plan (the "Plan") are (i) to establish a means for providing incentives to key employees of the Company (as hereinafter defined) upon whose judgment, initiative, and efforts the long-term growth and success of the Company are largely dependent; (ii) to assist the Company in attracting and retaining key employees of proven ability; and (iii) to increase the identity of interests of the Company's key employees with those of its stockholders by providing such employees with the opportunity to acquire stock of the Company.

Section 2.  Definitions.
----------  ------------

         "Board" means the Board of Directors of the Company.

         "Change of Control" means any change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, a Change of Control shall be deemed to have occurred if (i) any "person" (as defined in Sections 13(d) and 14(d)(2) of the Exchange Act), other than any entity then controlled by the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the Company merges or consolidates with another corporation or entity and the Company or an entity controlled by the Company immediately prior to the merger or consolidation is not the surviving entity; or
(iv) a sale, lease, exchange or other disposition of all or substantially all of the assets of the Company takes place.

         "Code" means the Internal Revenue Code of 1986, as now or hereafter amended.

         "Committee" means the committee referred to in Section 4.

         "Company" means TBC Corporation and, when used with reference to employment of a Participant, includes any Subsidiary.

         "Employee" means any key employee of the Company or any Subsidiary.

         "Fair Market Value" means the closing price of a Share on the NASDAQ National Market System on the date the value of a Share is to be determined or, in the event the Shares are listed on any exchange, the closing price on such exchange on the date the value of a Share is to be determined. If there are no sales on any determination date, the Fair Market Value of a Share shall equal the mean between the bid and asked prices for a Share on such date on the NASDAQ National Market System or such exchange.

         "Incentive Stock Option" means an Option that is an Incentive Stock Option, as defined in Section 422 of the Code.

         "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

         "Option" means a right to purchase Shares at a specified price; "Optionee" means the holder of an Option.

         "Participant" means an Employee selected to receive an Option.

         "Reload Option" has the meaning ascribed to it in Section 6 hereof.

         "Shares" means the shares of Common Stock of the Company.

         "Subsidiary" means any entity more than 50% of the voting control of which is held, directly or indirectly, by the Company.

         "Tax Date" means the date as of which the amount of any withholding tax payment with respect to the exercise of an Option is calculated.

Section 3.  Shares Subject to the Plan.
----------  ---------------------------

         (a)  Maximum Number - Aggregate. Subject to the remaining provisions of
              --------------------------
this Section 3, the maximum number of Shares that may be issued pursuant to Options granted under the Plan shall be 2,000,000. Any Shares so issued may be authorized and unissued Shares or Shares held in the Company's treasury.

         (b)  Terminated or Forfeited  Options.  If any Option granted under the
              --------------------------------
Plan is terminated or forfeited prior to its exercise in full, the Shares that would otherwise have been issued upon the exercise of the Option shall not be charged against the maximum number of Shares available for issuance pursuant to the Plan and may be used for new Option grants.

         (c) Certain  Reductions.  If any Shares are  tendered  or withheld  (by
             -------------------
attestation as set forth in Section 6(e) or otherwise) in payment of all or part of the Option price of Shares issuable upon the exercise of any Option granted under the Plan or in satisfaction of withholding tax obligations with respect to the exercise of any Option granted under the Plan, the number of Shares that shall be charged against the maximum number of Shares available for issuance pursuant to the Plan shall be reduced by the number of Shares so tendered in payment or withheld.

         (d) Maximum Number - Per Employee.  Subject to the other  provisions of
             -----------------------------
this Section 3, no Employee shall be granted Options for more than 100,000 Shares in the aggregate in any fiscal year of the Company. The number of Shares subject to Reload Options (as defined in Section 6(d) hereof) granted to an Employee in any fiscal year shall be disregarded for purposes of this Section 3(d).

         (e) Recapitalization  Adjustment.  In the event of any change affecting
             ----------------------------
the Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of stock or other corporate change, or any distribution to a holder of Shares other than ordinary cash dividends, the Committee shall make such adjustment, if any, as it may deem appropriate to avoid dilution in the number and kind of shares authorized for issuance under the Plan, the number and kind of shares subject to Options, and the Option price.

Section 4.  Administration.
----------  ---------------

         (a)  Committee.  The Plan shall be  administered  by a Committee of the
              ---------
Board, comprised of three or more directors, who shall from time to time be appointed by, and serve at the pleasure of, the Board. If any director serving on the Committee is not a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act, the Board shall be responsible for the grant of Options to any Employee who is an "officer" for purposes of Section 16 of the Exchange Act and all matters relating to such Options. In such event, all references herein to the "Committee" shall refer to the Board acting in such capacity.

         (b) Authority.  The Committee shall have and exercise all the power and
             ---------
authority granted to it under the Plan. Subject to the provisions of the Plan, the Committee shall have authority in its sole discretion from time to time (i) to designate the Employees who shall be granted Options, (ii) to prescribe such limitations, restrictions and conditions upon any Option as the Committee shall deem appropriate, (iii) to interpret the Plan and to adopt, amend and rescind rules and regulations relating to the Plan, and (iv) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

         (c) Committee  Actions.  A majority of the Committee shall constitute a
             ------------------
quorum, and the acts of a majority of the members present at a meeting at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee, shall be acts of the Committee. All such actions shall be final, conclusive, and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Option granted hereunder. In the performance of their duties, the members of the

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Committee  shall be fully  protected  in relying in good faith upon  information provided by the Company's officers or auditors.

         (d) No  Repricing.  Notwithstanding  anything to the contrary set forth
             -------------
elsewhere in the Plan, the Committee shall have no authority to reprice any Option granted under the Plan if such repricing has not been approved by the stockholders of the Company.

Section 5.  Eligibility.
----------  ------------

         (a)  Eligible Employees.  The  Committee  may  grant Options  to  any
              ------------------
Employee.

         (b) Committee  Determinations.  Determinations  by the  Committee  with
             -------------------------
respect to matters relating to the Plan, including without limitation, designation of Participants, the form, amount and timing of granting of Options, the terms and provisions of Options, and the written agreements evidencing Options, need not be uniform and may be made selectively among Employees who receive, or are eligible to receive, Options, whether or not such Employees are similarly situated.

         (c) Employment.  The Plan and the Options  granted  hereunder shall not
             ----------
confer upon any Employee the right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of any Employee at any time and for any reason.

Section 6.  Terms and Conditions of Options.
----------  --------------------------------

         (a)  Provisions Applicable to All Options.  All Options granted  under
              ------------------------------------
the Plan shall be subject to the following terms and conditions:

                  (1)  Written Agreement.  The terms  and  conditions  of  each
                       -----------------
         Option granted under the Plan shall be set forth in a written agreement, the form of which shall be approved by the Committee.

                  (2) Option  Price.  The Option price per Share with respect to
                      --------------
         each Option shall be determined by the Committee but shall not be less than the Fair Market Value per Share on the date the Option is granted.

                  (3) Term and Exercise of Options.  Subject to Section 6(b)(1),
                      ----------------------------
         the term of each Option shall be not more than ten years after the date of grant. At the time an Option is granted, the Committee may provide that the Option may be exercised in full or in part only after the passage of a specified period or periods of time following the date of grant or only if specified conditions have been satisfied. Except as set forth in Section 7, an Option may be exercised only if the Optionee has been continuously employed by the Company since the date of grant.

                  (4)  Other Terms.  At  the  time an  Option is  granted,  the
                       -----------
         Committee may specify such other terms, restrictions or limitations as it may deem appropriate in addition to those set forth herein, including without limitation, restrictions on the transferability of the Shares issuable upon the exercise of the Option.

                  (5) Procedure for Exercise of Options and Payment.  The holder
                      ---------------------------------------------
         of an Option granted under the Plan may exercise the Option in full or in part (but for full Shares only) by giving written notice of exercise to the Committee. At the time such notice is given, the Option price for the Shares purchased must be paid in full either in cash or by delivery of Shares owned by the Optionee or any combination of cash and already-owned Shares. In any case in which payment of the Option price is to be made by delivery of already-owned Shares, the attestation procedure set forth in Section 6(e) may be used, subject to the limitations described therein. An Option shall be deemed exercised on the date the Committee receives written notice of the exercise, together with full payment for the Shares purchased. In the event already-owned Shares are used to pay all or a portion of the Option price, such Shares must have been held by the Option holder for at least six months prior to their delivery to the Company. The amount credited to payment of the Option price shall be the Fair Market Value of the already-owned Shares on the date the Option is exercised.

         (b) Additional  Provisions  Applicable to Incentive Stock Options.  The
             -------------------------------------------------------------
following additional terms and provisions shall apply to all Incentive Stock Options granted under the Plan, notwithstanding any other provisions of this
Section 6 to the contrary:

                  (1) Certain  Optionees.  No  Incentive  Stock  Option shall be
                      ------------------
         granted to any Employee who possesses, directly or indirectly (as provided in Section 424(d) of the Code), at the time of grant, more than 10% of the combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation (as defined in the Code), unless (i) the option price is at least 110% of the Fair Market Value of the Shares subject to the Option on the date such Option is granted, and (ii) such Option is not exercisable after the expiration of five years from the date of grant.

                  (2)  $100,000  Limitation.  The  aggregate  Fair Market  Value
                       ---------------------
         (determined as of the time the Option is granted) of Shares with respect to which Incentive Stock Options granted under the Plan and all other plans of the Company, any Subsidiary, and any parent corporation are exercisable for the first time by any individual in any calendar year shall not exceed $100,000, or such other maximum amount then permitted by the Code.

                  (3)  No Grants After Ten Years. No Incentive Stock Option may
                       -------------------------
          be granted on or after the tenth anniversary of the adoption of the Plan by the Board.

         (c)  Fractional Shares.  No fractional Shares shall be issued pursuant
              -----------------
to the exercise of an Option, nor shall any cash payment be made in lieu of fractional Shares.

         (d) Reload Option Feature.  At the time any Option is granted under the
             ---------------------
Plan or at any time prior to its exercise, the Committee may decide to incorporate into the Option a feature providing for the grant of a Reload Option subject to and in accordance with the provisions of this Section 6(d). If an Option granted under the Plan contains a reload feature, the holder of that Option (the "Original Option") shall be granted a new Nonqualified Stock Option (the "Reload Option") for that number of Shares equal to the number of Shares used by the Optionee (whether by attestation as set forth in Section 6(e) or otherwise) in full or partial payment of the Option price for such Original Option, plus the number of Shares used for purposes of tax withholding in accordance with Section 10 hereof. The following additional terms and provisions shall apply to Reload Options granted under the Plan:

                  (1) Reload Grant and Date.  The Reload Option shall be granted
                      ---------------------
         automatically, without any further action of the Committee, on the date of exercise of the Original Option (the "Reload Date").

                  (2)  Option Price.  The Option price per Share covered by any
                       ------------
          Reload Option shall be an amount equal to the Fair Market Value per Share on the Reload Date.

                  (3)  Expiration  Date.  The Reload Option shall expire on, and
                       ----------------
         the Reload Option shall no longer be exercisable after, the date the Original Option would have expired if it had not been exercised.

                  (4) Vesting  Period.  Subject to Section  6(d)(3),  the Reload
                      ---------------
         Option shall vest and become exercisable with respect to all Shares covered thereby on the first anniversary of the Reload Date or such earlier date as the Committee shall specify.

                  (5)  Active Employee.  No Reload Option shall be granted to
                       ---------------
         any person who is not an Employee at the time of exercise of the Original Option.

         (e) Attestation Procedure.  If a holder desires to pay the Option price
             ----------------------
by delivery of already-owned Shares, the holder may either physically deliver already-owned Shares or follow the attestation procedure set forth in this
Section 6(e). To attest to the ownership of already-owned Shares, the holder shall submit to the Company a signed statement at the time of exercise of an Option that (i) sets forth the number of Shares already-owned by the holder that are to be used in payment of the Option price (the "Payment Shares"), (ii) confirms that the holder is the owner of the Payment Shares, and (iii) if the Payment Shares are registered in the holder's name, sets forth the certificate number(s) of the Payment Shares. The Payment Shares shall be treated as having been delivered to the Company by the holder on the date of exercise, and the Company shall issue to the holder a certificate for the number of Shares being purchased, less the number of Payment Shares. The Committee shall have the authority to amend the foregoing procedure from time to time or to limit its use in such manner as the Committee may in its discretion determine.

Section 7.  Certain Events Impacting Outstanding Options.
---------   --------------------------------------------


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         (a) Leaves of Absence.  Whether  authorized leave of absence or absence
             ------------------
for military or governmental service constitutes a termination of employment for purposes of any Option shall be determined by the Committee, after consideration of any applicable regulations issued under the Code.

         (b)  Termination of Employment.  Subject to the limitation set forth in
              -------------------------
Section 7(d), at the time an Option is granted, or at such other time as the Committee may determine, with respect to all or a portion of the Options as the Committee may determine, the Committee may provide that if the Optionee ceases to be employed by the Company for any reason (including retirement or disability) other than death, then the Option will continue to be exercisable by the Optionee (to the extent it was exercisable on the date the Optionee ceased to be employed) for such additional period (not to exceed the remaining term of such Option) after termination of employment as the Committee may provide.

         (c)  Death.  At the time an Option is  granted or at such other time as
              -----
the Committee may determine, the Committee may provide that if the Optionee dies while employed by the Company or while entitled to the benefits of any additional exercise period established by the Committee with respect to such Option in accordance with Section 7(b), then the Option will continue to be exercisable by the person or persons (including the holder's estate) to whom the holder's rights with respect to such Option have passed by will or by the laws of descent and distribution or the holder's designated beneficiary, for such additional period after death (not to exceed the remaining term of such Option) as the Committee may provide.

         (d) Limitation on Exercise.  Except in the case of death, disability or
             ----------------------
retirement, or under such other circumstances as the Committee may from time to time determine, no Option shall be exercisable prior to the first anniversary of its date of grant.

Section 8.  Non-Assignability.
----------  ------------------

         (a) General  Rule.  Except as provided in Section  8(b) with respect to
             -------------
Nonqualified Stock Options, no Option granted under the Plan shall be sold, assigned, transferred, pledged, or otherwise encumbered by the Participant, or be made subject to execution, attachment or similar process, otherwise than by will, by the laws of descent and distribution, or by the Participant's designation, in a writing delivered to the Company before the Participant's death, of a beneficiary or beneficiaries to whom the Participant's rights in the Option will be transferred upon the Participant's death. Except as provided in
Section 8(b) with respect to Nonqualified Stock Options, each Option shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

         (b) Special Provisions  Applicable to Nonqualified  Stock Options.  Any
             -------------------------------------------------------------
Option granted as a Nonqualified Stock Option and such other Options as the Committee may determine and any rights thereunder may be assigned or transferred pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974). In addition, the Committee may permit any Optionee holding an Option granted as a Nonqualified Stock Option and such other Options as the Committee may determine, either before or after the date of grant, to transfer the Option during the Optionee's lifetime to one or more members of the

Optionee's family, to one or more trusts for the benefit of one or more members of the Optionee's family, or to a partnership or partnerships of members of the Optionee's family, if no consideration is paid for the transfer and such transfer would not result in the loss of any exemption under Rule 16b-3 for any Option granted under any plan of the Company. The transferee of an Option shall be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer. The Committee may impose on any transferable Option and on the Shares to be issued upon the exercise thereof such limitations and conditions as the Committee deems appropriate.

Section 9.  Change of Control.
----------  ------------------

         In order to maintain a Participant's rights with respect to any Option in the event of a Change of Control, the Committee may, in its sole discretion, take any one or more of the following actions, either at the time that the Option is granted or at any time thereafter:

         (a)  Acceleration.  Provide for the  acceleration  of any time  periods
              ------------
relating to the exercise of any Option, so that the Option may be exercised in full on or before a date fixed by the Committee.

         (b) Purchase. Provide for the purchase of any Option by the Company for
             --------
an amount of cash equal to the amount that could have been attained upon the exercise of such Option had such Option been currently exercisable and had the Shares received upon the exercise thereof been immediately sold by the Participant.

         (c)  Adjustment.  Make such  adjustment to any Option as the Committee
              ----------
deems appropriate to reflect a Change of Control.

         (d)  Assumption.  Cause  any  Option  to  be  assumed,  or  new  rights
              ----------
substituted therefore, by the acquiring or surviving corporation, if any, in connection with a Change of Control.

Section 10.  Taxes.
-----------  ------

         (a) Withholding for Taxes. The Company shall be entitled,  if necessary
             ---------------------
or desirable, to withhold from any cash compensation otherwise payable to the holder of any Option, the amount of any required federal, state and local withholding tax attributable to the Shares to be issued upon exercise of the Option, or the Company may defer issuing any Shares upon exercise of any Option if any such tax, charge, or assessment is pending until the Company is indemnified to the Committee's satisfaction.

         (b)  Use  of  Shares  to  Pay  Withholding   Taxes.  The  holder  of a
              ---------------------------------------------
Nonqualified Stock Option may elect to have the Company retain from the Shares to be issued upon the exercise of the Option Shares having a Fair Market Value on the Tax Date equal to the required federal, state and local withholding tax payments to be made by the holder with respect thereto, in lieu of making such payments in cash. The Committee may from time to time establish rules or limitations with respect to the right of a holder to elect to have the Company retain Shares in satisfaction of withholding payments.

Section 11.  Compliance With Laws and Exchange Requirements.
----------   ----------------------------------------------

         No Option shall be granted and no Shares shall be issued in connection with any Option unless the grant of the Option and the issuance and delivery of Shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation, the Securities Act of 1933, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the NASDAQ National Market System or any stock exchange upon which the Shares may then be listed.

Section 12.  Amendment and Termination of Plan.
-----------  ----------------------------------

         (a)  Amendment.  The Board may from time to time amend the Plan, or any
              ----------
provision thereof, in such respects as the Board may deem advisable except that it may not amend the Plan without stockholder approval so as to: increase the maximum number of Shares that may be issued under the Plan except in accordance with Section 3(e); permit the granting of Options with exercise prices lower than that specified in Section 6(a)(2); materially modify the requirements as to eligibility for participation in the Plan; or reprice any outstanding Options granted pursuant to the Plan.

         (b)  Termination.  The Board may terminate the Plan at any time.
              -----------

         (c)  Effect  of  Amendment  or   Termination.   Any  amendment  or  the
              ---------------------------------------
termination of the Plan shall not adversely affect any Option previously granted. Options outstanding at the time the Plan is terminated shall remain in full force and effect as if the Plan had not been terminated.

Section 13.  Notices.
-----------  --------

         Each notice relating to the Plan shall be in writing and delivered in person or by certified or registered mail to the proper address. Each notice to the Committee shall be addressed as follows: TBC Corporation, 4770 Hickory Hill Drive, Post Office Box 18342, Memphis, Tennessee 38181-0342, Attention:
Compensation Committee. Each notice to a Participant shall be addressed to the Participant at the address of the Participant maintained by the Company on its books and records or to such other address as the Participant may designate by written notice to the Company to that effect.

Section 14.  Benefits of Plan.
-----------  -----------------

         The Plan shall inure to the benefit of and be binding upon each successor of the Company. All rights and obligations imposed upon a Participant and all rights granted to the

Company under the Plan shall be binding upon the Participant's heirs, legal representatives and successors.

Section 15.  Stockholder Approval and Term of Plan.
----------   -------------------------------------

         (a) Adoption and  Approval.  The Plan shall become  effective upon its
             ----------------------
adoption by the Board; provided, however, that if the Plan is not approved by the affirmative vote of the holders of a majority of the outstanding Shares present, in person or by proxy, and entitled to vote at the 2000 Annual Meeting of the Stockholders of the Company, the Plan shall terminate automatically on the date of such Annual Meeting.

         (b) Term. If approved by the stockholders of the Company as provided in
             ----
Section 15(a), the Plan shall continue in effect until  terminated  pursuant to
Section 12.

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